                                                                    EXHIBIT 2.1

                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION


IN RE:                                )       CHAPTER 11
                                      )
AMRE, INC.,                           )       Case Nos.        397-30567-SAF-11
AMERICAN REMODELING, INC.,            )                        397-30656-SAF-11
FACELIFTERS HOME SYSTEMS, INC.,       )                        397-30657-SAF-11
CENTURY 21 HOME IMPROVEMENTS,         )                        397-30658-SAF-11
INC. and CONGRESSIONAL                )                        397-30659-SAF-11
CONSTRUCTION CORPORATION              )
                                      )       JOINTLY ADMINISTERED UNDER
         Debtors                      )       Case No. 397-30567-SAF-11



       ORDER (i) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY CODE
            AUTHORIZING THE EMERGENCY SALE OF CERTAIN ASSETS OF THE
           DEBTORS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES,
          SUBJECT TO THE TERMS OF AN ASSET PURCHASE AGREEMENT AND (ii)
            PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY CODE
                       APPROVING ASSET PURCHASE AGREEMENT

         On March 19, 1997, the Court held a hearing (the "Hearing") on the First Amended Motion of AMRE, Inc., American Remodeling, Inc., Facelifters Home Systems, Inc., Century 21 Home Improvements, Inc., and Congressional Construction Corporation (the "Debtors") for an Order (i) Pursuant to Sections 105 and 363 of the Bankruptcy Code Authorizing the Emergency Sale of the Assets of the Debtors Free and Clear of Liens, Claims and Encumbrances Subject to the Terms of an Asset Purchase Agreement and (ii) Pursuant to Sections 105 and 363 of the Bankruptcy Code Approving Asset Purchase Agreement (the "Sale Motion"). The Court having considered the Sale Motion, the statements of counsel, the evidence presented, the pleadings and the record in this case, and otherwise being fully advised, makes the following Findings of Fact and Conclusions of
Law:





ORDER (i) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY
CODE AUTHORIZING THE EMERGENCY SALE OF CERTAIN ASSETS OF THE
DEBTORS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES, SUBJECT TO
THE TERMS OF AN ASSET PURCHASE AGREEMENT AND (ii) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY CODE APPROVING ASSET PURCHASE AGREEMENT - PAGE 1

                                FINDINGS OF FACT

         1. On January 20, 1997, (the "AMRE Petition Date") an involuntary petition under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") was filed against AMRE, Inc. ("AMRE"). AMRE consented to the entry of an order for relief which was entered on January 23, 1997. On January 22, 1997, the Debtors other than AMRE filed their respective voluntary petitions for relief under Chapter 11 of the Code. The Court has ordered that the Chapter 11 cases of the Debtors (the "Cases") be jointly administered.

         2. Since the Petition Date, the Debtors have continued to operate and manage their businesses as Debtors in Possession pursuant to Section 1107(a) and 1108 of the Bankruptcy Code.

         3. The Debtors have continued to complete work in progress and have used interim operating agreements with third parties to complete customer contracts, but have otherwise ceased sales operations.

         4. On February 12, 1997, the Debtors entered into that certain Asset Purchase Agreement, as amended (the "Reunion Asset Purchase Agreement"), with Reunion Home Services, Inc. ("Reunion") pursuant to which the Debtors have agreed to sell a substantial portion of their assets as set forth in the Reunion Asset Purchase Agreement and as bid upon at the hearing on the Sale Motion and as specifically itemized in Exhibit "A" attached hereto (the "Reunion Assets") for the sum of $838,967.00 and other consideration.

         5. On or about February 12, 1997, the Debtors entered into that certain Asset Purchase Agreement, as amended (the "U.S. Remodelers Asset Purchase Agreement"), with





ORDER (i) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY
CODE AUTHORIZING THE EMERGENCY SALE OF CERTAIN ASSETS OF THE
DEBTORS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES, SUBJECT TO
THE TERMS OF AN ASSET PURCHASE AGREEMENT AND (ii) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY CODE APPROVING ASSET PURCHASE AGREEMENT - PAGE 2

U.S. Remodelers, Inc. ("U.S. Remodelers") pursuant to which the Debtors have agreed to sell a substantial portion of their assets as set forth in the U.S. Remodelers Asset Purchase Agreement and as specifically itemized in Exhibit "B" attached hereto (the "U.S. Remodelers Assets") for the sum of $352,377.60 and other consideration, including the assumption of certain liabilities associated with the Debtors' facilities located at Charles City, Virginia, provided that the Debtors shall pay all amounts which have become due prior to the closing of the U.S. Remodelers Asset Purchase Agreement under the indebtedness assumed by U.S. Remodelers hereunder and shall pay the overdue property taxes owed to Charles City County.

         6. On or about February 12, 1997, the Debtors entered into that certain Asset Purchase Agreement, as amended (the "REDO Asset Purchase Agreement"), with REDO, L.L.C. ("REDO") and Steve Bedowitz pursuant to which the Debtors have agreed to sell a substantial portion of their assets as set forth in the REDO Asset Purchase Agreement and as bid upon at the hearing on the Sale Motion and as specifically itemized in Exhibit "C" attached hereto (the "REDO Assets") for the sum of $1,160,632.00 and other consideration.

         7. The Debtors entered into that certain Asset Purchase Agreement (the "Revive Asset Purchase Agreement") with Revive Remodeling, Inc. ("Revive") pursuant to which the Debtors have agreed to sell a substantial portion of their assets as set forth in the Revive Asset Purchase Agreement and as specifically itemized in Exhibit "D" attached hereto (the "Revive Assets") for the sum of $5,000.00 and other consideration.

         8. The Debtors entered into that certain Asset Purchase Agreement (the "Bellnap Asset Purchase Agreement") with Steve Bellnap ("Bellnap") pursuant to which the Debtors have





ORDER (i) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY
CODE AUTHORIZING THE EMERGENCY SALE OF CERTAIN ASSETS OF THE
DEBTORS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES, SUBJECT TO
THE TERMS OF AN ASSET PURCHASE AGREEMENT AND (ii) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY CODE APPROVING ASSET PURCHASE AGREEMENT - PAGE 3 agreed to sell a substantial portion of their assets as set forth in the Bellnap Asset Purchase Agreement and as specifically itemized in Exhibit "E" attached hereto (the "Bellnap Assets") for the sum of $7,000.00 and other consideration.

         9. Reunion, U.S. Remodelers, REDO, Revive and Bellnap (collectively the "Purchasers") have completed their due diligence and all conditions precedent to closing of their respective asset purchase agreements (collectively, the "Asset Purchase Agreements") except for the express closing conditions precedent set forth in the respective Asset Purchase Agreements in accordance with their respective terms, and except for the entry of the Order Approving Assumption and Assignment of Executory Contracts in Connection with Sale of Assets (the "365 Order") which is to be entered contemporaneously with the instant Order.

         10. Upon the filing of the Sale Motion, the Debtors requested and the Court granted relief in the form of an Order Establishing Bid Procedures (the "Bid Procedures Order"). In the Bid Procedures Order, the Court approved a notice of sale (the "Notice of Sale"), set March 19, 1997 at 9:30 a.m. as the date for a hearing on the Sale Motion and established procedures for the service by mail and publications of the Notice of Sale. Further, the Notice of the Sale Hearing was also published in the national editions of the WALL STREET JOURNAL and LOS ANGELES TIMES, as required by the Bid Procedures Order. The Debtors were not successful in publishing the notice of sale in the DALLAS MORNING NEWS. The Sale Motion and the Notice of Sale adequately state the facts and circumstances supporting the relief requested, including the releases sought under Bankruptcy Rule 9019 and gave all creditors and affected





ORDER (i) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY
CODE AUTHORIZING THE EMERGENCY SALE OF CERTAIN ASSETS OF THE
DEBTORS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES, SUBJECT TO
THE TERMS OF AN ASSET PURCHASE AGREEMENT AND (ii) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY CODE APPROVING ASSET PURCHASE AGREEMENT - PAGE 4 parties which might be affected or impacted by the Sale Motion an opportunity to appear and protect their interests.

         7. The Debtors have substantially complied with the Bid Procedures Order and such order is hereby modified to excuse the Debtors from publication of the Notice of Sale in the DALLAS MORNING NEWS. Notice of the Sale Motion and the Hearing was proper, reasonable, adequate under the facts and circumstances of the Cases, and constitutionally sufficient.

         8. The Debtors have conducted a comprehensive marketing process to sell all of their assets. As a result of this process, the Debtors have received proposals to purchase substantially all of their assets in several packages, including the Reunion Assets, the U.S. Remodelers Assets, the REDO Assets, the Revive Assets, and the Bellnap Assets (collectively, the "Sale Assets"), but no other offers from persons other than the Purchasers. Based upon comprehensive analyses of the terms and economics of each offer, the Boards of Directors of the Debtors exercised reasonable business judgment and concluded that the proposals made by Purchasers were the highest and best proposals, and were in the best interests of the Debtors and their respective estates.

         9. Several of the principals of the Purchasers have previously served as officers, directors, or employees of certain of the Debtors; nevertheless, the Debtors are good faith sellers and the Purchasers are good faith purchasers within the meaning of Section 363(m) of the Bankruptcy Code, and the Debtors and the Purchasers are entitled to the protection of Section 363(m) of the Bankruptcy Code. The Asset Purchase Agreements are the product of substantial and good faith negotiations that were conducted at arm's length and without collusion so that the





ORDER (i) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY
CODE AUTHORIZING THE EMERGENCY SALE OF CERTAIN ASSETS OF THE
DEBTORS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES, SUBJECT TO
THE TERMS OF AN ASSET PURCHASE AGREEMENT AND (ii) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY CODE APPROVING ASSET PURCHASE AGREEMENT - PAGE 5

Purchasers are entitled to the protections from Section 363(n) of the Bankruptcy Code, including an opportunity for an auction among prospective bidders.

         10. The Purchasers' offers were the highest and best offers for the Sale Assets covered by the respective Asset Purchase Agreements or auctions finalized at the hearing on the Sale Motion and as attached as Exhibits to this Order.

         11. Approval of the Asset Purchase Agreements and consummation of the sales of substantially all the assets of the Debtors' estates is in the best interest of the Debtors' respective estates, creditors, and other parties in interest. The Court finds the Debtors have articulated a good and sufficient business reason to justify an emergency sale of substantially all of their estate property and that an emergency situation exists for authorizing such a sale prior to confirmation of a plan of reorganization, including the deteriorating financial situation of the Debtors and a substantial cost detriment in administrative expenses which may be occasioned by any delay. Further, good reasons exist to justify the assumption and assignment of certain executory contracts and unexpired leases as a condition precedent to the closing of the transactions in the Asset Purchase Agreements.

         12. The consideration to be paid by the Purchasers to the Debtors pursuant to the Asset Purchase Agreements is fair and constitutes fair and reasonable value under the Bankruptcy Code and the laws of the State of Texas. The terms of the release provided in the Reunion Asset Purchase Agreement are fair and reasonable.

         13. All Findings of Fact made herein and announced to the Court in connection with the Bid Procedures Order are incorporated herein as modified by this order.





ORDER (i) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY
CODE AUTHORIZING THE EMERGENCY SALE OF CERTAIN ASSETS OF THE
DEBTORS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES, SUBJECT TO
THE TERMS OF AN ASSET PURCHASE AGREEMENT AND (ii) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY CODE APPROVING ASSET PURCHASE AGREEMENT - PAGE 6

         14. All Findings of Fact which are Conclusions of Law shall be deemed to be Conclusions of Law.

                               CONCLUSIONS OF LAW

         15. The Court has jurisdiction over the Cases and the property of the Debtors and their respective bankruptcy estates under 28 U.S.C. Sections 1334 and 157. The Sale Motion concerns the administration the Debtors' estates, approval of the sale of property of the Debtors' estates, and the assumption and assignment of unexpired leases and executory contracts and therefore is a core proceeding under 28 U.S.C. Sections 157(b)(2)(A),(M),(N), and (O).

         16. Good and constitutionally sufficient notice of the sale, the sale hearing, and the auction proceedings has been given in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and the Bid Procedures Order as modified by this order.

         17. All requirements of Sections 363(b) and 363(f) of the Bankruptcy Code and any other applicable law relating to the sale of the estate property contemplated by the Asset Purchase Agreements have been satisfied.
The transactions contemplated by the Asset Purchase Agreements between the Debtors and the Purchasers are at arm's length, without collusion, and in good faith within the meaning of Section 363(m) of the Bankruptcy Code, and such parties are entitled to the protections afforded by Section 363(m) of the Bankruptcy Code. None of the Debtors or the Purchasers has engaged in any conduct that would cause or permit the Asset Purchase Agreements to be avoided pursuant to Section 363(n) of the Bankruptcy Code. The transfers of the Sale Assets by the Debtors to the respective Purchasers (i) are or will be legal, valid and effective transfers of the estate property to the respective Purchasers, (ii) vest or will





ORDER (i) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY
CODE AUTHORIZING THE EMERGENCY SALE OF CERTAIN ASSETS OF THE
DEBTORS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES, SUBJECT TO
THE TERMS OF AN ASSET PURCHASE AGREEMENT AND (ii) PURSUANT TO SECTIONS 105
AND 363 OF THE BANKRUPTCY CODE APPROVING ASSET PURCHASE AGREEMENT - PAGE 7 vest the respective Purchasers with title in and to the Sale Assets as described in the exhibits to this Order free and clear of all liens, claims and Encumbrances (as hereinafter defined) pursuant to Section 363 of the Bankruptcy Code except for those liabilities assumed by the Purchasers as provided in accordance with the Asset Purchase Agreements as expressly stated at the hearing and (iii) constitute transfers for reasonable and equivalent value and fair consideration under the Bankruptcy Code and the laws of the state of Texas. The release contained in the Reunion Purchase Agreement is approved under the standards set forth in Protective Committee for Independent Stockholders of TMT Trailor Ferry, Inc. v. Anderson, 390 U.S. 414 (1968).

         18. The sale of the Sale Assets and assumption and assignment of unexpired leases and executory contracts pursuant to the Asset Purchase Agreement is not a "sub rosa" plan of reorganization.

         19. The Conclusions of Law made herein or announced by the Court in connection with the Bid Procedures Order are incorporated herein.

         20. All Conclusions of Law which are Findings of Fact are deemed to be Findings of Fact. In accordance with and based upon the foregoing Findings of Fact and Conclusions of Law, it is hereby

         ORDERED that (i) the relief requested in the Sale Motion is granted in all respects; (ii) all objections to the Sales Motion not withdrawn or overruled are denied; (iii) the Asset Purchase Agreements, all amendments thereto, and related documents are approved in all respects; (iv) the Debtors are authorized to consummate the sale of Sale Assets to the Purchasers pursuant to the terms of the respective Asset Purchase Agreements and to perform the related transactions





ORDER (i) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY
CODE AUTHORIZING THE EMERGENCY SALE OF CERTAIN ASSETS OF THE
DEBTORS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES, SUBJECT TO
THE TERMS OF AN ASSET PURCHASE AGREEMENT AND (ii) PURSUANT TO SECTIONS 105
AND 363 OF THE BANKRUPTCY CODE APPROVING ASSET PURCHASE AGREEMENT - PAGE 8 in connection therewith and the form and content of the Asset Purchase Agreements, as amended, and their respective Exhibits as submitted to the Court and received into evidence on March 19, 1997 are approved. It is further,

         ORDERED that the Debtors are authorized to perform their respective obligations under the Asset Purchase Agreements and otherwise consummate the transactions contemplated therein. It is further,

         ORDERED that the Debtors and all other persons having duties and responsibilities under the Asset Purchase Agreements or this Order or any related agreements and their respective directors, officers, general partners, agents, representatives, and attorneys are authorized and empowered to carry out all of the provisions in the Asset Purchase Agreements and related transaction documents and to take any action contemplated by the Asset Purchase Agreements, and to perform such other acts and execute and deliver such other documents as are consistent with, necessary and appropriate to implement, effectuate, and consummate the Asset Purchase Agreements and related agreements, this Order and the transactions contemplated thereby without further application or order of the Court. Without limiting the generality of the foregoing, this Order shall constitute all approvals and consents, if any, that are required by the General Corporation Law of the States of Delaware or Texas and all other applicable business corporations, trusts, and other laws of applicable governmental units with respect to the implementation, consummation and closing of the Asset Purchase Agreements in accordance with their respective terms and related documents and this Order and the transactions contemplated thereby. It is further,





ORDER (i) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY
CODE AUTHORIZING THE EMERGENCY SALE OF CERTAIN ASSETS OF THE
DEBTORS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES, SUBJECT TO
THE TERMS OF AN ASSET PURCHASE AGREEMENT AND (ii) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY CODE APPROVING ASSET PURCHASE AGREEMENT - PAGE 9

         ORDERED that all title to the Sale Assets described in the respective Asset Purchase Agreements shall be transferred free and clear of all liens, claims, mortgages, pledges, security interests, restrictions, prior assignments, liabilities, encumbrances, obligations, charges, and interests (including "trust fund claims") of any and every kind, nature and description whatever ("Encumbrances") except as expressly provided in the Asset Purchase Agreements, pursuant to Section 363 of the Bankruptcy Code to the respective Purchasers in accordance with the respective Asset Purchase Agreements and any liens, claims or Encumbrances on the Assets shall attach to the proceeds of the sale of the Assets to the same extent with the same priority as if such property had not been sold. It is further,

         ORDERED that pursuant to the immediately preceding paragraph, the Debtors shall establish a segregated account and hold $270,000 of the proceeds from the sale of the Reunion Assets in such segregated account which shall be subject only to the alleged security interest of Sterling Bank and Trust ("Sterling") pending a determination of the value of the collateral (and nothing in this Order shall be construed as a finding as to valuation) and corresponding amount of the secured claim of Sterling and a further order of the Court with respect thereto. It is further

         ORDERED that the Amendment to the U.S. Remodeling Asset Purchase Agreement providing for the transfer of the real property and the personal property at the Charles City, Virginia location subject to the obligations to Industrial Development Authority of Charles City, Virginia, and the lien of Central Fidelity National Bank is hereby approved. It is further





ORDER (i) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY
CODE AUTHORIZING THE EMERGENCY SALE OF CERTAIN ASSETS OF THE
DEBTORS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES, SUBJECT TO
THE TERMS OF AN ASSET PURCHASE AGREEMENT AND (ii) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY CODE APPROVING ASSET PURCHASE AGREEMENT - PAGE 10

         ORDERED that the Reunion Asset Purchase Agreement is also approved as a compromise and settlement pursuant to Rule 9019, Fed. R. Bankr. Proc. All persons are enjoined in any way from pursuing any of the Purchasers to recover any claim which such person has against the Debtors except with respect to (i) Assumed Liabilities (as that term is defined in the Asset Purchase Agreements);
(ii) any claim which is independently (as opposed to derivatively) assertable against any of the Purchasers or (iii) not part of the Debtors' bankruptcy estate prior to the entry of this order. It is further,

         ORDERED that the Asset Purchase Agreements and related documents may be modified, amended, or supplemented by the parties thereto in accordance with the terms of thereof including closing prorations and adjustments without further order of the Court (provided any such modification, amendment or supplement is not material) upon notice to counsel to the Creditors' Committee or as announced on the record at the Hearing. It is further,

         ORDERED that the transfers of the Sale Assets from the Debtors to the Purchasers are not subject to taxation or any state or local tax imposed in or as a stamp, transfer or similar tax in accordance with Section 1146(c) of the Bankruptcy Code. It is further

         ORDERED that the proposed sale of any of the assets of Congressional Construction Corporation ("Congressional") are hereby severed from the Sale Motion (which shall be deemed only to have sought the sale of assets of the Debtors other than Congressional) as a separate contested matter set for hearing without further notice on March 27, 1997 at 10:30 a.m. with such severance being without prejudice the Debtors' right to remove those assets from the proposed sales, but such severance shall have no effect upon the other terms of this Order, it





ORDER (i) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY
CODE AUTHORIZING THE EMERGENCY SALE OF CERTAIN ASSETS OF THE
DEBTORS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES, SUBJECT TO
THE TERMS OF AN ASSET PURCHASE AGREEMENT AND (ii) PURSUANT TO SECTIONS 105
AND 363 OF THE BANKRUPTCY CODE APPROVING ASSET PURCHASE AGREEMENT - PAGE 11 being the express intention of the Court that the Sale Assets are sold free and clear of all liens, claims and encumbrances by all Debtors. It is further

         ORDERED that the Debtors may conduct a public auction of their remaining tangible furniture, fixtures, equipment and inventory free and clear of all liens, claims and encumbrances on or about April 12, 1997, without further motion, notice or order of the Court. It is further

         ORDERED that notwithstanding anything contained herein to the contrary, the Debtor is not selling pursuant to the terms of this Order or otherwise any equipment that the Debtor has leased from Sharp Electronics Corporation, Sharp Electronics Credit Company or Cable and Wireless, Inc. It is further

         ORDERED that the Debtors may serve copies of this Order without the attached exhibits.

         DATED: March 21, 1997.






                                            /s/ STEVEN A. FELSENTHAL
                                            -----------------------------------
                                            STEVEN A. FELSENTHAL
                                            UNITED STATES BANKRUPTCY JUDGE






ORDER (i) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY
CODE AUTHORIZING THE EMERGENCY SALE OF CERTAIN ASSETS OF THE
DEBTORS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES, SUBJECT TO
THE TERMS OF AN ASSET PURCHASE AGREEMENT AND (ii) PURSUANT TO SECTIONS 105 AND 363 OF THE BANKRUPTCY CODE APPROVING ASSET PURCHASE AGREEMENT - PAGE 12

                               OMITTED SCHEDULES
                             BANKRUPTCY COURT ORDER



SCHEDULE                                          CONTENTS

Exhibit A                       Furniture, fixtures, equipment and inventory
                                purchased pursuant to the Order by Reunion
                                Home Services, Inc.


Exhibit B                       Furniture, fixtures, equipment and
                                inventory purchased pursuant to the Order by U.S. Remodelers, Inc.


Exhibit C                       Furniture, fixtures, equipment and
                                inventory purchased pursuant to the Order by REDO, L.L.C.

Exhibit D                       Furniture, fixtures, equipment and
                                inventory purchased pursuant to the Order by ReVive Remodeling, Inc.

Exhibit E                       Furniture, fixtures, equipment and inventory
                                purchased pursuant to the Order by Steve Belnap.


The Registrant hereby agrees to provide supplemental copies of any and all of the above omitted schedules should the Commission so request.